P08000032840

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

F09000004999

Office Use Only

100181248901

05/28/10--01022--029 **70.00

FILED
10 MAY 28 PM 3:02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Mu<?> 6/1

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: US Natural Gas Corp
Name of Surviving Corporation

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Wayne Anderson
Contact Person

US Natural Gas Corp
Firm/Company

33 6th Street South, Suite 600
Address

St. Petersburg, FL 33701
City/State and Zip Code

info@usnatgascorp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Wayne Anderson At (727) 824-2800
Name of Contact Person — Area Code & Daytime Telephone Number

☐ Certified copy (optional) $8.75 **(Please send an additional copy of your document if a certified copy is requested)**

STREET ADDRESS:
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, Florida 32301

MAILING ADDRESS:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, Florida 32314

US Natural Gas Corp
AN ENERGY COMPANY

May 27, 2010

Division of Corporations
Amendment Section
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

RE: Plan of Merger

To Whom This May Concern,

Please find the enclosed Articles of Merger for US Natural Gas Corp, Plan of Share Exchange "Plan of Merger", along with a check in the amount of $70.00.

US Natural Gas Corp and Wilon Resources, Inc. shareholders have approved the acquisition of Wilon Resources, Inc. by US Natural Gas Corp, as evidenced in the plan of share exchange.

If you have any questions, please feel free to contact our office.

Yours truly,

Wayne Anderson, President
US Natural Gas Corp

33 6th Street South, Suite 600
St. Petersburg, FL 33701

Phone 727-824-2800
Fax 815-846-0755

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
US Natural Gas Corp	FL	P08000032840

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Wilon Resources, Inc.	TN	000358288

FILED
10 MAY 28 PM 3: 02
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR ____/____/____ (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by **surviving** corporation - **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the surviving corporation on March 19, 2010.

The Plan of Merger was adopted by the board of directors of the surviving corporation on ____________ and shareholder approval was not required.

Sixth: Adoption of Merger by **merging** corporation(s) **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on March 19, 2010.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on ____________ and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title
US Natural Gas Corp	[signature]	Wayne Anderson, President
Wilon Resources, Inc.	[signature]	Wayne Anderson, President

PLAN OF MERGER
(Non Subsidiaries)

The following plan of merger is submitted in compliance with section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction
____________________	____________________

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction
____________________	____________________
____________________	____________________
____________________	____________________
____________________	____________________
____________________	____________________

Third: The terms and conditions of the merger are as follows:

Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

(Attach additional sheets if necessary)

THE FOLLOWING MAY BE SET FORTH IF APPLICABLE:

Amendments to the articles of incorporation of the surviving corporation are indicated below or attached:

OR

Restated articles are attached:

Other provisions relating to the merger are as follows:

PLAN OF MERGER
(Merger of subsidiary corporation(s))

The following plan of merger is submitted in compliance with section 607.1104, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

The name and jurisdiction of the **parent** corporation owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation:

Name	Jurisdiction
______________________________	______________________________

The name and jurisdiction of each **subsidiary** corporation:

Name	Jurisdiction
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________

The manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent or any other corporation or, in whole or in part, into cash or other property, and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

(Attach additional sheets if necessary)

If the merger is between the parent and a subsidiary corporation and the parent is not the surviving corporation, a provision for the pro rata issuance of shares of the subsidiary to the holders of the shares of the parent corporation upon surrender of any certificates is as follows:

If applicable, shareholders of the subsidiary corporations, who, except for the applicability of section 607.1104, Florida Statutes, would be entitled to vote and who dissent from the merger pursuant to section 607.1321, Florida Statutes, may be entitled, if they comply with the provisions of chapter 607 regarding appraisal rights of dissenting shareholders, to be paid the fair value of their shares.

Other provisions relating to the merger are as follows:

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE ("Agreement") is entered into as of this 22nd day of MARCH, 2010 between US NATURAL GAS CORP. a Florida corporation (formerly Adventure Energy, Inc. and hereinafter " US NATURAL") and WILON RESOURCES, INC., a Tennessee corporation (hereinafter "WILON").

RECITALS

A. WHEREAS, US NATURAL desires to acquire all of the shares of WILON through a share exchange whereby each share of WILON will be exchanged for one share of US NATURAL plus one warrant to purchase an additional share of US NATURAL at an exercise price of $.25 (25 cents) per share to be exercisable for a period of 5 years from the date of issue; and

B. WHEREAS, the shareholders of US NATURAL have voted as of March 19,2010 to approve such share exchange and approved entry into this Agreement by US NATURAL; and

C. WHEREAS. The shareholders of WILON have voted as of March 19,2010 to exchange all of the shares of WILON upon the terms described in Paragraph A hereof (subject only to those shareholders (if any) who instead have elected dissenter rights pursuant to Tennessee law)and approved entry into this agreement;

D. NOW, THEREFORE, in consideration of the foregoing recitals, the mutual representations, warranties and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, US NATURAL and WILON agree as follows:

1. **EXCHANGE:** US NATURAL hereby agrees to issue and WILON agrees to accept one share of common stock of US NATURAL plus one warrant to purchase an additional share of US NATURAL at an exercise price of $.25 (25 cents) per share exercisable for a period of 5 years from issue of the warrant for each share of WILON common stock currently issued and outstanding delivered to US NATURAL so that WILON becomes a wholly-owned subsidiary of US NATURAL. All such WILON shares shall be delivered promptly to such Transfer Agent as US NATURAL shall designate. Certificates of US NATURAL and warrants shall thereafter be issued to the shareholders of WILON and shall be transferable in the same manner as otherwise provided for restricted US NATURAL common stock subject to applicable federal and state securities laws. Within 60 days hereof, US NATURAL will attempt to register such common stock and the common stock underlying the warrants with the Securities and Exchange Commission.

2. SURRENDER OF WILON CERTIFICATES AND ISSUANCE OF US GLOBAL CERTIFICATES. WILON will use its best efforts to surrender all of its share certificates by April 30, 2010 and US NATURAL shall use its best efforts to issue US NATURAL certificates for such WILON certificates by May 15, 2010. From the date of this Agreement, however, all holders of WILON common stock will be treated as if they are the owners of US NATURAL common stock except that the warrants to be issued shall have no rights until issued and exercised.

3. RELEASE BY US NATURAL. US NATURAL hereby releases and discharges WILON, its affiliates, agents and advisors (the "Released Parties") from any and all claims, demands, suits, actions, causes of action, contracts, debts, sums of money, commissions, damages and rights whatsoever at law or in equity, now existing or that may hereafter accrue in favor of US NATURAL against any of the Released Parties relating to or arising out of or in connection with any facts or circumstances, relating to WILON that existed prior to or on the date of this Agreement, whether know to WILON or unknown, other than any claim arising under this Agreement.

4. INDEMNITY BY WILON OF US NATURAL. WILON shall indemnify and hold harmless US NATURAL, its directors, officers, agents, accountants, attorneys and representatives from and against any losses arising out of, resulting from, or relating to or in connection with this Agreement, a breach hereof of any provision, representation or warranty made herein by WILON.

5. REPRESENTATIONS AND WARRANTIES OF WILON. WILON hereby represents and warrants to US NATURAL as follows:

(a) The shareholders delivering the WILON common stock to US NATURAL have good title to such common stock. Such common stock when delivered shall constitute all of the issued and outstanding common stock of WILON and WILON shall have paid or have made provisions to pay for the shares of any shareholder who properly exercised its dissenter's rights under Tennessee law. All of the common stock to be delivered to US NATURAL shall have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of WILON convertible into or exchangeable for any common stock or other security or asset in WILON; (ii) options, warrants or other rights to purchase or subscribe to securities of WILON; or (iii) contracts or understandings or arrangements not made known in writing to US NATURAL by WILON;

(b) WILON has full power, authority and legal right to enter into and perform this Agreement. WILON is a corporation organized under the laws of the State of Tennessee and in full compliance with the laws of that State. This Agreement is a valid and binding obligation of WILON and the share exchange contemplated by this Agreement has been fully authorized by the vote of WILON shareholders;

(c) WILON's execution, delivery and performance under this Agreement do not and will not result in the creation or imposition of any lien on the WILON common stock to be exchanged, violate any provision of WILON's Articles of Incorporation or By Laws or require the consent of any third party or governmental entity;

(d) There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or threatened against WILON that has not been disclosed to US NATURAL in writing;

(e) WILON holds good title to all its property and there are no liens or claims against or threatened against such property that has not been disclosed .by WILON to US NATURAL in writing; and

(f) WILON has filed all required tax returns and has no tax liability that has not been disclosed by WILON to US NATURAL in writing.

6. REPRESENTATIONS AND WARRANTIES BY US NATURAL. US NATURAL hereby represents and warrants to WILON as follows:

(a) US NATURAL has full power and authority to enter into and perform this Agreement. US NATURAL is a corporation organized and existing under the laws of the State of Florida and is in full compliance with the laws of that State. This Agreement is a valid and binding obligation of US NATURAL and the share exchange contemplated by this Agreement has been fully authorized by the shareholders of US NATURAL;

(b) All of the common stock to be delivered to the shareholders of WILON in return for the WILON common stock (and upon exercise of the warrants to be delivered to the shareholders of WILON upon exercise thereof) shall have been duly authorized and validly issued, fully-paid and non-assessable when delivered;

(c) US NATURAL's execution, delivery and performance under this Agreement do not and will not result in the creation or imposition of any lien on the US NATURAL common stock to be exchanged, violate any provision of US NATURAL's Articles of Incorporation or By Laws or require the consent of any third party or governmental entity; and

(d) There is no action, suit, proceeding, claim or investigation by and person, entity, administrative agency or governmental body pending or threatened against US NATURAL that has not been disclosed to WILON in writing.

7. NOTICE. Any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing, sent to the applicable address set forth below and personally delivered, mailed by certified or registered first class mail or sent by recognized overnight carrier. Each party may change its address by notifying the other party in writing:

US NATURAL

President
US Natural Gas Corp
33 6th Street
Suite 600
St. Petersburg, FL 33701

WILON

President
Wilon Resources, Inc.
33 6th Street
Suite 600
St. Petersburg, FL 33701

8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements contained in this Agreement shall survive the exchange of common stock contemplated hereby. The parties have made no representations or warranties or agreements except those expressly contained in this Agreement.

9. ENTIRE AGREEMENT. This Agreement constitutes the exclusive statement of the agreements between US NATURAL and WILON concerning the subject matter hereof and supersedes all other prior agreements, if any, concerning the subject matter. Each party further agrees that each has been allowed a full opportunity to inquire into the business and operations of the entities whose shares will be exchanged and that such inquiry has satisfied each concerning the agreements, representations and warranties contained herein.

10. MODIFICATION. No modification or waiver of any provision of this Agreement shall be enforceable unless made in a written instrument signed by all the parties to this Agreement.

11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of US NATURAL and WILON and their respective successors and assigns.

12. NO PARTNERSHIP CREATED. It is not the intention or purpose of either of the parties to this Agreement to create, and it shall not be construed as creating, a joint venture, partnership or any type of association. No party hereto is authorized to act as agent or principal for each other with respect to any matter relating or pertaining to this Agreement.

13. NO CONSTRUCTION AGAINST DRAFTER. This Agreement is being entered into between competent entities, experienced in business and familiar with legal documents and rights and responsibilities. Therefore, any language which may be deemed to be ambiguous in this Agreement shall not necessarily be construed against any particular party as the drafter of such language.

14. JURISDICTION AND VENUE. Any action which relates to the provisions of this Agreement shall be brought solely in a state or federal court located in the then county which contains St. Petersburg, Florida and all objections to personal jurisdiction and venue in any such action are hereby waived. The parties waive personal service of any and all process and consent that all such service of process shall be made by U.S Mail to the address shown with respect to each party to this Agreement.

15. COUNTERPARTS. . This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile, electronic copy or other copy of a signature shall be considered an original.

16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Share Exchange as of the date set forth above.

US NATURAL GAS CORP

____

By its President

____

Attest: Acting Secretary

WILON RESOURCES, INC.

____

By its President

____

Attest: Acting Secretary